EXHIBIT 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
--------------------------------------------------

Board of Directors of
Safe Technologies International, Inc.
     And Subsidiaries
Palm Beach, Florida

We hereby consent to the incorporation by reference in this Registration Statement of Safe Technologies International, Inc. on Form S-8 of our report dated March 17, 2003, incorporated in the Annual Report on Form 10-KSB of Safe Technologies International, Inc. and subsidiaries for the year ended December 31, 2002, and to all references to our firm included in this Registration Statement.

Joel S. Baum, CPA
Baum & Company, P.A.
Coral Springs, Florida

September 2, 2003